Exhibit 99.1

CONTACT:

VIVUS, Inc.	Trout Group
Timothy E. Morris	Ian Clements (SF) 415-392-3385
Chief Financial Officer	Brian Korb (NYC) 646-378-2923
650-934-5200

FOR IMMEDIATE RELEASE

VIVUS TO PARTICIPATE IN PANEL AT THE 2007 RBC CAPITAL MARKETS
HEALTHCARE CONFERENCE

Mountain View, Calif, December 7, 2007 — VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, today announced that that Timothy Morris, vice president and chief financial officer of VIVUS will be presenting at the RBC Capital Markets Healthcare Conference.

Mr. Morris will participate in a Panel entitled “The Pharmaceutical Sweet Spot: Diabetes & Obesity Treatments”. The panel will take place at the Westin New York at Times Square, New York on Thursday, December 13, 2007 at 10:00a.m. ET.  A live audio webcast of the presentation will be accessible for 30 days through the company’s website at http://www.vivus.com.

About VIVUS

VIVUS, Inc. is a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products. The current portfolio includes investigational products addressing obesity and sexual health. The pipeline includes: Qnexa™, which is in phase 3 for the treatment of obesity; Testosterone MDTS®, for which a phase 2 study has been completed for the treatment of Hypoactive Sexual Desire Disorder (HSDD); and avanafil, for which a phase 2 study has been completed for the treatment of erectile dysfunction (ED). MUSE® is approved and currently on the market for the treatment of ED. For more information on clinical trials and products, please visit the company’s web site at http://www.vivus.com.

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